CERTIFICATION OF FORM N-SAR

Registrant Name:  Northwestern Mutual Series Fund, Inc.
File Number:  811-3290
Registrant CIK Number:  0000742212



This report covering the six-month period ended
December 31, 2006, is signed on behalf of Northwestern
Mutual Series Fund, Inc. (Registrant) in the city of
Milwaukee and the state of Wisconsin on the 28th day of February, 2007.



Signatory:

/s/ Barbara E. Courtney

Barbara E. Courtney
Controller


Witness:

/s/ David M. Andrzejewski

David M. Andrzejewski
Manager of Fund Administration